
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       6,717,390
<SECURITIES>                               195,780,623<F1>
<RECEIVABLES>                                2,001,364
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             6,335,010<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             210,834,387
<CURRENT-LIABILITIES>                            5,361
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   210,368,807<F3>
<OTHER-SE>                                     460,219<F4>
<TOTAL-LIABILITY-AND-EQUITY>               210,834,387
<SALES>                                              0
<TOTAL-REVENUES>                             3,998,769<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               913,853<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,084,916
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,084,916
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,084,916
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes Participating Insured Mortgages ("PIMs") of $152,636,458 and
mortgage-backed securities ("MBS") of $43,144,165.
<F2>Includes prepaid acquisition fees and expenses of $12,168,877 net of accumulated amortization of $6,954,567 and prepaid participation servicing fees of $3,765,596 net of accumulated amortization of $2,313,558.
<F3>Represents total equity of General and Limited Partners. General
Partners'deficit of ($168,964) and Limited Partners' equity of $210,537,771.
<F4>Unrealized gain on MBS.
<F6>Includes $436,619 of amortization related to prepaid fees and expenses.
<F5>Represents interest income on investments in mortgages and cash.
<F7>Net income allocated $92,547 to General Partners and $2,992,369 to Limited
Partners. Average net income per Limited Partner interest is $.20 on 14,655,512 Limited Partner interests outstanding.

